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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): October 26, 2000
                                                 -----------------



                          The Williams Companies, Inc.
  ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                    1-4174                   73-0569878
     ---------------             --------------           -------------------
     (State or other             (Commission              (I.R.S. Employer
     jurisdiction of             File Number)             Identification No.)
                                 incorporation)


             One Williams Center, Tulsa, Oklahoma           74172
             ------------------------------------           -----
              (Address of principal executive offices)    (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                           -------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         The Williams Companies, Inc., (the "Registrant") reported unaudited net income of $121.1 million, or 27 cents per share on a diluted basis, for the third quarter that ended September 30, 2000, compared with $28.1 million or six cents per share, for the same period during the prior year.

Item 7. Financial Statements and Exhibits.

           The Registrant files the following exhibit as part of this report:

           Exhibit 99. Copy of the Registrant's press release, dated October 26, 2000, publicly announcing the earnings reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           THE WILLIAMS COMPANIES, INC.




Date: October 26, 2000                     /s/ Shawna L. Gehres
                                           ------------------------------------
                                           Name:  Shawna L. Gehres
                                           Title: Corporate Secretary



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
------      -----------
  99        Copy of the Registrant's press release, dated
            October 26, 2000, publicly announcing the earnings
            reported herein.